Exhibit 5.2

[Letterhead of Barley Snyder LLP]

March 3, 2020

Fulton Financial Corporation

One Penn Square

P.O. Box 4887

Lancaster, Pennsylvania 17604

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to Fulton Financial Corporation (the “Company”), a Pennsylvania corporation, in connection with the preparation and filing of the registration statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended, relating to the registration of $200,000,000 aggregate principal amount of its 3.250% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “2030 Notes”) and $175,000,000 aggregate principal amount of its 3.750% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Securities”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records of the Company, public officials and others, and have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents described above. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents described above. We have not, except as specifically identified herein, been retained or engaged

March 3, 2020

to perform and, accordingly, have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company or any property thereof may be subject or bound. The opinions expressed below are made in the context of the foregoing.

Based on the foregoing, we are of the opinion that the Securities have been duly authorized and constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the Commonwealth of Pennsylvania and we do not express any opinion concerning the application of the “doing business” laws or the laws of any other jurisdiction. Additionally, in rendering this opinion letter, we have assumed all matters related to the laws of the State of New York and the Federal laws of the United States. With respect to all matters of the laws of the State of New York and the Federal laws, we note that you received an opinion, dated March 3, 2020, of Sullivan & Cromwell LLP.

We do not express any opinion on any issue not expressly addressed above.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is rendered for the sole benefit of the addressees hereof, and no other person is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other person, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to a Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the reference to our name in the prospectus contained in the Registration Statement, or prospectus supplements with respect thereto filed pursuant to Rule 424, under the heading “Validity of Notes”.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

[signature page follows]

BARLEY SNYDER LLP

/s/ Paul G. Mattaini
Paul G. Mattaini